EXHIBIT 4c



              LOAN MODIFICATION AGREEMENT AND
                AMENDMENT TO LOAN DOCUMENTS


     THIS LOAN MODIFICATION AGREEMENT AND AMENDMENT TO LOAN DOCUMENTS (this "Agreement") is being entered into as of the 20th day of January, 1997, by and between COMPASS BANK, an Alabama state banking corporation ("Bank") and ALATENN CREDIT CORP., a corporation (the "Borrower") and ATRION CORPORATION, a corporation formerly known as "AlaTenn Resources, Inc." (the "Guarantor").

                      P R E A M B L E
     The Borrower is the maker of a certain $10,000,000.00 Master Revolving Promissory Note (Facility 1) dated as of January 20, 1995 (as amended, the "Facility 1 Note") and a certain $10,000,000 Master Revolving Promissory Note (Facility 2) dated as of January 20, 1995 (as amended, the "Facility 2 Note", or together with the Facility 1 Note, the "Notes"), which together evidence a certain $20,000,000.00 loan from the Bank to the Borrower (the "Loan"). The Loan was extended pursuant to a certain Credit Agreement by and between the Bank and the Borrower dated as of January 20, 1995 (as amended, the "Credit Agreement"), and is secured by, among other things, that certain Collateral Assignment and Pledge of Master Promissory Notes from Borrower to Bank dated as of January 20, 1995 and is guaranteed by the Guarantor. The Bank and the Borrower have agreed to renew and modify the Loan, and to amend the documents and instruments evidencing, securing, relating to, guaranteeing or executed or delivered in connection with the Loan (collectively, as heretofore amended, the "Loan Documents").

                      A G R E M E N T
     NOW, THEREFORE, in consideration of the premises, the mutual agreements of the parties as set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Bank to renew and modify the Loan, the parties, intending to be legally bound hereby, agree as follows:
     A. Modification of Loan. The maturity date of the Loan shall be extended to April 20, 1997.
     B. Amendment of Credit Agreement. The Credit Agreement shall be and the same hereby is amended as follows:
     (i) By revising Section 5.13 thereof to read in its entirety as follows:

          5.13  Liens (Negative Pledge).  The
          Borrower will not create, incur or
          suffer to exist, nor shall Borrower
          allow any member of the Group to
          create, incur or suffer to exist, any
          Lien in, of or upon any of their
          Properties except for Permitted Liens
          and except for margin stock (as defined
          in Regulation U of the Federal Reserve
          Board) owned by Borrower or any Group
          member.

     (ii) By revising Section 5.2 to read in its entirety as follows:

          5.2  Use of Proceeds.  The Borrower
          will, and will cause each member of the
          Group to, use the proceeds of the
          Advances only for corporate purposes of
          the Group.  The Borrower will not, nor
          will it permit any member of the Group
          to, use any of the proceeds of the
          Advances, except for up to
          $5,000,000.00 of the proceeds of
          Facility 1, to purchase or carry any
          "margin stock" (as defined in
          Regulation U of the Federal Reserve
          Board).

     (iii)     By adding a new Section 5.2A which
           shall read in its entirety as follows:

          "5.2A  Right of First Refusal.  Lender
          shall have and is hereby granted a
          right of first refusal on any loan or
          financial arrangement contemplated by
          Borrower or any Group member which
          would provide financing secured by any
          margin stock (as defined by the Federal
          Reserve Board) owned by Borrower or any
          Group member or by a Permitted Lien of
          the type described in Paragraph (g) of
          the definition thereof set forth in
          Article I hereof, on the same terms and
          conditions as offered by any reputable
          financial institution in any bona fide
          written commitment delivered to
          Borrower; provided, however, that
          Lender shall have no obligation to make
          any such financing available to
          Borrower or any Group member.  Borrower
          shall notify Lender in writing within
          five (5) business days of its receipt
          of any such commitment from another
          financial institution, accompanied by a
          copy of such commitment.  Lender shall
          within twenty (20) business days of its
          receipt of such notice and commitment,
          advise Borrower whether Lender will
          make financing available to Lender on
          the terms and conditions contained in
          the commitment.  In the event that
          Lender fails to reply within such
          twenty (20) business day period or, if
          before the expiration of such period,
          Lender shall notify Borrower of
          Lender's election not to make such
          financing available, Borrower shall be
          entitled to proceed to close such
          financing with such other financial
          institution; provided, however, that
          Borrower's entering into such financing
          with such other financial institution
          does not otherwise violate any of the
          other terms of this Agreement.

     (iv) By adding a new Section 5.16A which shall read in its entirety as follows:

          5.16A  Funded Debt.  The Borrower shall
          not, nor will it permit any member of
          the Group to, incur or be liable in any
          manner for any Indebtedness, obligation
          or liability in excess of an aggregate
          of $1,000,000.00 to any one or more
          financial institutions or other lenders
          other than existing Indebtedness
          reflected on the financial statements
          of the Group as at September 30, 1996,
          and the Indebtedness to Bank under
          Facility 1 and Facility 2 hereunder and
          Indebtedness secured by Permitted Liens
          of the types described in paragraphs
          (g) and (h) of the definition thereof
          set forth in Article I hereof.

     (v)  By deleting from Section 5.14A the amount
          "$27,110,000" and inserting in place thereof the amount "$29,297,000."

     (vi) By deleting from Section 5.14 thereof the amount
          "$10,000,000" and inserting in place thereof the amount "$13,197,000."

     (vii) By adding a new Section 5.16B which shall read in its entirety as follows:

          5.16B Minimum Annual Increase in Net
          Worth.  The Group's Consolidated Net
          Worth (as defined under Section 5.14A
          above) in each fiscal year, beginning
          with fiscal year 1997, shall increase
          by $1,000,000 over the Group's
          Consolidated Net Worth for the
          immediately preceding fiscal year.

     (viii) By deleting from Section 2.12 thereof the words "10 business days" and inserting in place thereof the words "20 business days."

     C. Amendment of Notes. The Notes shall be and the same hereby are amended by changing the maturity dates thereof to April 20, 1997.

     D. Effect on Loan Documents. Each of the Loan Documents shall be deemed amended as set forth hereinabove and to the extent necessary to carry out the intent of this Agreement. Without limiting the generality of the foregoing, each reference in the Loan Documents to the "Notes", the "Credit Agreement", or any other "Loan Documents" shall be deemed to be references to said docu-ments, as amended hereby. Except as is expressly set forth herein, all of the Loan Documents shall remain in full force and effect in accordance with their respective terms and shall continue to evidence, secure, guarantee or relate to, as the case may be, the Loan.

     E.   Representations and Warranties.  Each
representation and warranty contained in the Loan Documents is hereby reaffirmed as of the date hereof. The Borrower hereby represents, warrants and certifies to Bank that no Event of Default nor any condition or event that with notice or lapse of time or both would constitute an Event of Default, has occurred and is continuing under any of the Loan Documents or the Loan, and that Borrower has no offsets or claims against Bank arising under, related to, or connected with the Loan, the Credit Agreement or any of the other Loan Documents.

     F. Additional Documentation; Expenses. Borrower shall provide to Bank a certified resolution of the Borrower properly authorizing the transactions contemplated hereby and the execution of this Agreement and all other documents and instruments being executed in connection herewith and all other documents and instruments required by Bank, all in form and substance satisfactory to Bank. Borrower shall pay any recording and all other expenses incurred by Bank and Borrower in connection with the modification of the Loan and any other transactions contemplated hereby, including without limitation, title or other insurance premiums, survey costs, legal expenses, recording fees and taxes.

     G. Execution by Guarantor. Guarantor has executed this Agreement to evidence its consent to the modification and amendments as described herein, and to acknowledge the continuing effect of its Guaranty and the obligations conta-ined therein.

     IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed as of the date first set forth above.

                         BORROWER:

                         ALATENN CREDIT CORP.

                 By: /s/ Jerry A. Howard
                         Jerry A. Howard
                         Its: President


                 By: /s/ Jeffery Strickland
                         Jeffery Strickland
                         Its: Secretary


                         GUARANTOR:

                         ATRION CORPORATION
                         (f/k/a ALATENN RESOURCES, Inc.)

                 By: /s/ Jerry A. Howard
                         Jerry A. Howard
                         Its: President


                    	BANK:

                    	COMPASS BANK

                By: /s/ Robert Broadway
                        Robert Broadway
                    				Its: Commercial Loan Officer